Exhibit 21.1

                             WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT



     The Registrant (Winn-Dixie Stores, Inc.) has no parents.

     The following list includes all of the subsidiaries of the Registrant as of June 28, 2000 except fifteen wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

     All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the fifteen presently inactive domestic subsidiaries mentioned above.

     Each of the following subsidiaries is owned by the Registrant except that two subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indentation. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

          Subsidiary                                    State of Incorporation

   Astor Products, Inc.                                          Florida
   Deep South Products, Inc.                                     Florida
   Dixie Packers, Inc.                                           Florida
   Economy Wholesale Distributors, Inc.                          Florida
   Fairway Food Stores Co., Inc.                                 Florida
   Monterey Canning Co.                                          California
   Save Rite Grocery Warehouse, Inc.                             Florida
   W-D (Bahamas) Limited                                         Bahama Islands
     Bahamas Supermarkets Limited                                Bahama Islands
       The City Meat Markets Limited                             Bahama Islands
   Winn-Dixie Atlanta, Inc.                                      Florida
   Winn-Dixie Charlotte, Inc.                                    Florida
   Winn-Dixie Louisiana, Inc.                                    Florida
   Winn-Dixie Midwest, Inc.                                      Florida
   Winn-Dixie Montgomery, Inc.                                   Kentucky
   Winn-Dixie Raleigh, Inc.                                      Florida
   Winn-Dixie Texas, Inc.                                        Texas